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                                                                     EXHIBIT 5.1

              [Letterhead of Heller Ehrman White & McAuliffe LLP]

January 10, 2001

                                                                      22038-0001

DepoMed, Inc.
1360 O'Brien Drive
Menlo Park, CA 94025

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as counsel to DepoMed, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January 10, 2001, for the purpose of registering under the Securities Act of 1933, as amended, 1,828,506 shares of its Common Stock, no par value (the "Shares") issued in connection with subscription agreements (the "Subscription Agreements") dated as of November 2, 2000. 399,956 of the Shares (the "Warrant Shares") are issuable pursuant to warrants (the "Warrants") to purchase Common Stock held by OrbiMed Associates LLC, Caduceus Private Investments LP and Trout Group LLC.

    We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

    In rendering our opinion, we have examined the following records, documents and instruments:

    (a) The Articles of Incorporation of the Company, as amended, certified by the California Secretary of State as of January 5, 2001, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

    (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

    (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, the Warrants, the Warrant Shares and the Registration Statement, and (ii) certifying as to certain factual matters;

    (d) The Registration Statement;

    (e) The Subscription Agreements;

    (f) A letter from Continental Stock Transfer & Trust Company, the Company's transfer agent, dated January 9, 2001, as to the number of shares of the Company's Common Stock that were outstanding on January 8, 2001; and

    (g) The Warrants.

    This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold,
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                                                                January 10, 2001
                                                                          Page 2

(ii) the full consideration stated in the subscription agreements pursuant to which the Shares were purchased was paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, (iii) the full consideration stated in the Warrants and the resolutions authorizing the issuance of the Warrants was paid, (iv) the Warrant Shares will be issued in accordance with the terms of the Warrants and the resolutions authorizing the issuance of the Warrants, (v) appropriate stock certificates evidencing the Warrant Shares will be executed and delivered upon their issuance,
(vi) appropriate certificates evidencing the Shares were executed and delivered by the Company, and (vii) all applicable securities laws are complied with, it is our opinion that the Shares were legally issued, and are fully paid and nonassessable and the Warrant Shares, when issued and sold by the Company after payment therefor in the manner provided in the Warrants, will be legally issued, and will be fully paid and nonassessable.

    This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          /s/ Heller Ehrman White & McAuliffe
                                          LLP